WACHOVIA
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News Announcement                                        Wachovia Corporation
For Additional Information:                              Atlanta, GA 30383
Paul E. Mason, Wachovia, 910-732-6387                    Winston-Salem, NC 27150
December 16, 1997

FOR RELEASE: Immediately

                   Wachovia, Central Fidelity Merger Completed

     Wachovia Corporation today announced that it has completed its merger with Central Fidelity Banks Inc. in Richmond, Va. The merger was completed following the close of business Monday. Central Fidelity's principal banking subsidiary, Central Fidelity National Bank, will continue to operate as a separate bank until March 20, 1998, when its merger and integration with Wachovia Bank, N.A., is expected to be completed, subject to the receipt of all required regulatory approvals. Wachovia Corporation, an interstate bank holding company with dual headquarters in Winston-Salem, N.C., and Atlanta, had assets totaling $47.7 billion at Sept. 30, 1997. With the completion of its mergers with Central Fidelity, Jefferson Bankshares of Charlottesville, Va., and 1st United Bancorp of Boca Raton, Fla., Wachovia ranks as the 18th largest bank holding company in the country with assets exceeding $60 billion.